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                                                                   EXHIBIT 10.14


                           [JOHNSON DEVELOPMENT LOGO]


                                August 25, 1997


Mr. Robert Bradley
Nichols SELECT Corporation
1801 1st Avenue South
Suite 400
Birmingham, AL 35233

RE: THIRD FLOOR STORAGE SPACE

Dear Mr. Bradley:

     The following will act as our understanding regarding Nichols SELECT Corporation's occupancy of approximately 3,496 square feet located in the southeast portion of the third floor of the Wimberly Thomas Building also known as Midtown Center (the "Premises").

     We recognize and agree that the Premises described above were originally desired by another tenant within the building. However, in accommodations to Nichols SELECT Corporation and cognizant of potential future expansion needs, it was agreed that Nichols SELECT Corporation would lease this space for storage. This space will be used only for storage and any change in use or application will required a new lease reflecting rental rates more in keeping with other space within the building.

     The lease is for a twenty-four month period beginning in October 1, 1997 and ending September 30, 1999. The lease may be terminated with a 60-day notice by either party. The rental rate will be at $3.30 per square foot and equal the sum of $961.40 per month or an annual total of $11,536.80. Rents are due on the 1st day of the month and should be paid to Birmingham SSP, 1900 International Park Drive, Suite 100, Birmingham, Alabama 35243.

     This lease is entered into with the understanding that no services will be rendered for the Premises, specifically excluding electrical service, cleaning service, maintenance service or any repair and upkeep. Nichols SELECT Corporation will be responsible for maintaining the facility and no modifications will be made in the space without first receiving written consent. The space may not be sublet by Nichols SELECT Corporation under any circumstances nor may Nichols SELECT Corporation transfer or assign its interest in the lease. Insurance will be maintained in accordance with other leases now outstanding.

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                           [JOHNSON DEVELOPMENT LOGO]


Mr. Robert Bradley
August 25, 1997
Page 2


     Space is leased "as is". Square footage described in this lease will not be included in the prorata square footage calculation used to determine operating and maintenance expenses under other leases to Nichols SELECT Corporation and other tenants within Midtown Center.

     If this letter accurately represents your understanding of our agreement, please so confirm by executing below and returning one copy.


                                          Very truly yours,

                                          /s/ James Milton Johnson
                                          ----------------------------------
                                          James Milton Johnson


Accepted this 27th day of
October  , 1997.


/s/
-------------------------
Signature


-------------------------
Print name and title


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                                MAXINE WADE 6925

                                   FLOOR PLAN
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                                  THIRD FLOOR

                                   FLOOR PLAN

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                           EXPANSION UNFINISHED AREA
                                  165 SQ. FT.

                                   FLOOR PLAN